Exhibit 22.1

                              EASTERN BANCORP, INC.
                                 REVOCABLE PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned stockholder of Eastern Bancorp, Inc. (the "Company") hereby authorizes John A. Cobb, E. David Humphrey and Janine K. Pinel and each of them singly, with full power of substitution, to vote and otherwise represent all of the shares of stock of the Company at the Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of ___________________________________________, on _______________, April _____,
1997 at _____________a.m. Eastern Standard Time, and any adjournments thereof.

The undersigned may revoke this Proxy at any time before it is voted by filing with the secretary of the Company a written notice of revocation, by delivering to the Company a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement-Prospectus and hereby revokes any Proxy or Proxies heretofore given.

This Proxy, when properly completed, will be voted in the manner directed herein by the undersigned stockholder. UNLESS CONTRARY DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF THE MAJORITY OF THE BOARD OF DIRECTORS AS TO ALL OTHER MATTERS, IF ANY. ABSTENTIONS WILL BE COUNTED AS VOTES AGAINST PROPOSAL 1.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                          DO YOU HAVE ANY COMMENTS

__________________________                         _________________________

__________________________                         _________________________




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         1. To approve and adopt the Agreement and Plan of  Reorganization  (the
"Merger Agreement"), dated as of November 13, 1996, by and among the Company, the Company's wholly owned subsidiary, Vermont Federal Bank, and Vermont Financial Services Corp. ("VFSC"), and each of the transactions contemplated thereby, pursuant to which Merger Agreement the Company would be merged with and into VFSC, and shareholders of the Company would receive cash and/or shares of Common Stock of VFSC, all as more fully described in the Joint Proxy Statement-Prospectus of the Company and VFSC.


                  / / FOR    / / AGAINST    / /  ABSTAIN


         2. As determined by a majority of the Company's Board of Directors, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournments thereof.



Please be sure to sign and date this Proxy.


Signature of Shareholder:________________         Date:__________________
Signatures of Co-Owner:__________________         Date:__________________







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